Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 pertaining to the Lakeland Industries, Inc. 2017 Equity Incentive Plan of our report dated April 26, 2017 on the consolidated financial statements of Lakeland Industries, Inc. and Subsidiaries as of January 31, 2017 and for the year then ended included in the Annual Report on Form 10-K for the year ended January 31, 2017 of Lakeland Industries, Inc.

/s/ Friedman LLP

Friedman LLP

New York, New York

June 30, 2017